UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer of
incorporation or organization)		Incorporation Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other.
     On May 30, 2008, Tenneco Inc. announced that it closed on the purchase of certain ride control assets and inventory from Delphi Automotive Systems LLC at Delphi’s Kettering, Ohio facility. A copy of the company’s press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein.
     On June 2, 2008, Tenneco also announced that it commenced an offer to exchange up to $250 million principal amount of its 8.125% Senior Notes due 2015, which have been registered under the Securities Act of 1933, for and in replacement of all outstanding 8.125% Senior Notes due 2015, which were issued on November 20, 2007 in a private placement. A copy of the company’s press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated May 30, 2008

99.2	Press release dated June 2, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: June 3, 2008	By:	/s/ David A. Wardell
David A. Wardell
Senior Vice President, General Counsel and Corporate Secretary